Exhibit 99

Carrier Reports Second Quarter 2026 Results
Increases Full-year Outlook for Sales, Adj. Op. Profit and Adj. EPS

•Total company orders1 up ~40%; Commercial HVAC1 up ~65%; data centers up >300%
•Net sales up 4%; organic sales up 3%
•GAAP EPS of $0.60 and adjusted EPS of $0.86
•Net cash flows from operating activities of $927 million and free cash flow of $810 million
•Returned ~$640 million to shareholders through dividends and repurchases
•Raises full year outlook to ~$23B sales, ~$3.5B adj. op. profit and ~$2.90 adj. EPS
◦Includes ~($0.05) adj. EPS impact from NORESCO exit and new U.S. factory costs

PALM BEACH GARDENS, Fla., July 28, 2026 – Carrier Global Corporation (NYSE: CARR), global leader in intelligent climate and energy solutions, today reported better than expected financial results for the second quarter of 2026.
“We ended the first half with a stronger than expected second quarter, including better sales, adjusted EPS and free cash flow,” said Chairman & CEO David Gitlin. “Organic sales returned to growth earlier than expected, up 3%, driven by strong performance in our CSA segment. Improving Residential and Light Commercial markets in CSA and CSE are encouraging. Orders were very strong globally in the second quarter supported by continued data center demand. Given record backlog levels and our year-to-date performance, we are raising our full-year outlook and now expect sales of about $23 billion and adjusted EPS of ~$2.90."

1 Excludes NORESCO (exit announced) and Riello (exit completed on July 1, 2026)

Second Quarter 2026 Results
Total Company

	(Unaudited)
	Three Months Ended June 30
(In millions)	2026	2025	Change
Net sales	$6,351	$6,113	4%
Organic sales	3%

Operating profit	$825	$903	(9)%
Operating margin	13.0%	14.8%	(180) bps
Adjusted operating profit	$1,095	$1,166	(6)%
Adjusted operating margin	17.2%	19.1%	(190) bps

Diluted earnings per share:
Continuing operations	$0.60	$0.70	(14)%
Continuing operations - Adjusted	$0.86	$0.92	(7)%

Carrier’s second-quarter sales of $6.4 billion increased 4% compared to the prior year. Organic sales increased 3% and foreign currency translation was a tailwind of 1%.
GAAP operating profit of $825 million in the quarter declined 9% from last year, driven primarily by the Climate Solutions Americas (CSA) and Climate Solutions Asia Pacific, Middle East and Africa segments (CSAME).
    Adjusted operating margin of 17.2% was down 190 basis points from last year, predominantly due to favorable volume and productivity more than offset by the impact of increased input costs and unfavorable business mix.
Net earnings from continuing operations were $501 million and adjusted net earnings from continuing operations were $721 million. GAAP EPS from continuing operations was $0.60 and adjusted EPS was $0.86, down 14% and 7% year-over-year, respectively. The declines were primarily driven by lower operating profit and a higher effective tax rate, partially offset by the benefit of a lower share count.

Climate Solutions Americas (CSA)

	(Unaudited)
	Three Months Ended June 30
(In millions)	2026	2025	Change
Net sales	$3,372	$3,252	4%
Organic sales	4%

Segment operating profit	$823	$879	(6)%
Segment operating margin	24.4%	27.0%	(260) bps

CSA segment sales grew 4%. Organic sales were up 4% driven by Residential and Light Commercial (RLC), up 9% and 10% respectively, partially offset by Commercial1, down 8% due to the timing of customer deliveries.
Segment operating margin decreased 260 basis points as revenue growth mainly related to price which was more than offset by unfavorable mix and input costs.

Climate Solutions Europe (CSE)

	(Unaudited)
	Three Months Ended June 30
(In millions)	2026	2025	Change
Net sales	$1,324	$1,253	6%
Organic sales	3%

Segment operating profit	$95	$99	(4)%
Segment operating margin	7.2%	7.9%	(70) bps

CSE segment sales increased 6%. Organic sales were up 3% with RLC up high-single digits and Commercial down mid-single digits.
Segment operating margin decreased 70 basis points driven by volume growth and favorable price / cost more than offset by unfavorable mix and selling investments.

1 Excludes NORESCO

Climate Solutions Asia Pacific, Middle East & Africa (CSAME)

	(Unaudited)
	Three Months Ended June 30
(In millions)	2026	2025	Change
Net sales	$917	$882	4%
Organic sales	4%

Segment operating profit	$108	$135	(20)%
Segment operating margin	11.8%	15.3%	(350) bps

CSAME segment sales increased 4%. Organic sales were up 4% driven by double-digit growth in India, the Middle East, Southeast Asia and Australia partially offset by continued pressure in RLC in China.
Segment operating margin decreased 350 basis points driven by volume growth and productivity more than offset by unfavorable mix and lower JV income due to the impacts from the Middle East conflict.

Climate Solutions Transportation (CST)

	(Unaudited)
	Three Months Ended June 30
(In millions)	2026	2025	Change
Net sales	$738	$726	2%
Organic sales	—%

Segment operating profit	$118	$128	(8)%
Segment operating margin	16.0%	17.6%	(160) bps

CST sales increased 2% driven by strong growth in Container. Organic sales were flat as strong Container growth of ~40% was offset by low-teens declines in Global Truck and Trailer.
Segment operating margin declined 160 basis points, due to unfavorable mix from lower Global Truck and Trailer volume offset by higher Container volume.

Cash Flow

	(Unaudited)		(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2026	2025	2026	2025
Net cash flows provided by operating activities	$927	$649	$1,006	$1,132
Less: Capital expenditures	(117)	(81)	(211)	(144)
Free cash flow	$810	$568	$795	$988

Net cash flows generated from operating activities were $927 million and capital expenditures were $117 million, resulting in free cash flow of $810 million.

Full-Year 2026 Guidance**

	Current Guidance**	Prior Guidance
Sales	~$23 billion Organic* up ~M-HSD FX 1% Net, Acquisitions / Divestitures (2%) ~$225 million and ~$125 million year-over-year revenue headwind from Riello and NORESCO exits, respectively	~$22 billion Organic* flat to up LSD FX 1% Net, Acquisitions / Divestitures (1%) ~$250 million year-over-year revenue headwind from Riello exit

Adjusted Operating Profit*	~$3.5 billion	~$3.4 billion

Adjusted EPS*	~$2.90	~$2.80

Free Cash Flow*	~$2 billion	~$2 billion
Riello divestiture completed on July 1st. NORESCO divestiture announced.

*Note: When the company provides expectations for organic sales, adjusted operating profit, adjusted EPS and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures generally is not available without unreasonable effort. See “Use and Definitions of Non-GAAP Financial Measures” below for additional information.

**As of July 28, 2026

Conference Call
Carrier will host a webcast of its earnings conference call today, Tuesday, July 28, 2026, at 7:30 a.m. ET. To access the webcast, visit the Events & Presentations section of the Carrier Investor Relations site at ir.carrier.com/news-and-events/events-and-presentations. For alternative dial-in information, please contact Carrier investor relations at InvestorRelations@Carrier.com.

Cautionary Statement
This communication contains statements which, to the extent they are not statements of historical or present fact, constitute "forward-looking statements" under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as "believe," "expect," "expectations," "plans," "strategy," "prospects," "estimate," "project," "target," "anticipate," "will," "should," "see," "guidance," "outlook," "confident," "scenario" and other words of similar meaning in connection with a discussion of future operating or financial performance. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, expectations relating to our sales backlog, share repurchases, tax rates and other measures of financial performance or potential future plans, strategies or transactions of Carrier, market conditions including with respect to residential end-markets, data center and otherwise, growth prospects for 2026 and beyond, expectations concerning the mitigation and net impact of tariffs during 2026, Carrier's guidance for full-year 2026, Carrier's plans with respect to our indebtedness and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation, those described below and under the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and in subsequent reports that we file with the SEC: the effect of economic conditions in the industries and markets in which Carrier and our businesses operate in the U.S. and globally and any changes therein, including financial market conditions, inflationary cost pressures, fluctuations in commodity prices, interest rates and foreign currency exchange rates, levels of end market demand in construction, the impact of weather conditions, pandemic health issues, natural disasters and the financial condition of our customers and suppliers; challenges in the development, production, delivery, support, performance and realization of the anticipated benefits of advanced technologies and new products and services; future levels of capital spending and research and development spending; future availability of credit and factors that may affect such availability, including credit market conditions and Carrier's capital structure and credit ratings; the timing and scope of future repurchases of Carrier's common stock, including market conditions and the level of other investing activities and uses of cash; delays and disruption in the delivery of materials and services from suppliers; cost reduction efforts and restructuring costs and savings and other consequences thereof; new business and investment opportunities; the outcome of legal proceedings, investigations and other contingencies; the impact of pension plan assumptions on future cash contributions and earnings; the impact of the negotiation of collective bargaining agreements and labor disputes; the effect of changes in political conditions in the U.S. and other countries in which Carrier and our businesses operate, including the effect of ongoing uncertainty and/or changes in U.S. trade policies, on general market conditions, global trade policies, the imposition of tariffs, and currency exchange rates in the near term and beyond; the effect of changes in tax, environmental, regulatory (including among other things import/export) and other laws and regulations in the U.S. and other countries in which we and our businesses operate; the ability of Carrier to retain and hire key personnel; the scope, nature, impact or timing of acquisition and divestiture activity, such as our acquisition of the VCS business and our portfolio transformation transactions, including among other things integration of acquired businesses into existing businesses and realization of synergies and opportunities for growth and innovation and incurrence of related costs; a determination by the IRS and other tax authorities that the distribution of Carrier from RTX Corporation (f/k/a United Technologies Corporation) or certain related transactions should be treated as taxable transactions; and risks associated with current and future indebtedness, as well as our ability to reduce indebtedness and the timing thereof. The forward-looking statements speak only as of the date of this communication. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Additional information as to factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements is disclosed from time to time in our other filings with the SEC.

About Carrier
Carrier Global Corporation, global leader in intelligent climate and energy solutions, is committed to creating innovations that bring comfort, safety and sustainability to life. Through cutting-edge advancements in climate solutions such as temperature control, air quality and transportation, we improve lives, empower critical industries and ensure the safe transport of food, life-saving medicines and more. Since inventing modern air conditioning in 1902, we lead with purpose: enhancing the lives we live and the world we share. We continue to lead because of our world-class, inclusive workforce that puts the customer at the center of everything we do. For more information, visit www.carrier.com or follow Carrier on social media at @Carrier.

Carrier. For the World We Share

CARR-IR

Contact:
Investor Relations
Michael Rednor
561-365-2020
InvestorRelations@Carrier.com

Media Inquiries
Kristina Pantelides
561-236-4241
Kristina.Pantelides@Carrier.com

SELECTED FINANCIAL DATA, NON-GAAP MEASURES AND DEFINITIONS

Following are tables that present selected financial data of Carrier Global Corporation (“Carrier”). Also included are reconciliations of non-GAAP measures to their most comparable GAAP measures.

Use and Definitions of Non-GAAP Financial Measures

Carrier reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information, but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. A reconciliation of the non-GAAP measures to the corresponding amounts prepared in accordance with GAAP appears in the tables in this Appendix. The tables provide additional information as to the items and amounts that have been excluded from the adjusted measures.

Organic sales, adjusted operating profit, adjusted operating margin, adjusted earnings per share (“EPS”), adjusted effective tax rate and net debt are non-GAAP financial measures and are associated with Carrier's continuing operations unless specifically noted.

Organic sales represents consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and other significant items of a nonoperational nature (hereinafter referred to as “other significant items”). Adjusted operating profit represents consolidated operating profit (a GAAP measure), excluding restructuring costs, amortization of acquired intangible assets and other significant items. Adjusted operating margin represents adjusted operating profit as a percentage of consolidated net sales (a GAAP measure). Adjusted EPS represents diluted earnings per share (a GAAP measure), excluding restructuring costs, amortization of acquired intangible assets and other significant items. The adjusted effective tax rate represents the effective tax rate (a GAAP measure), excluding restructuring costs, amortization of acquired intangible assets and other significant items. Net debt represents long-term debt (a GAAP measure) less cash and cash equivalents (a GAAP measure).

Segment operating profit is the measure of profit and loss that the Chief Operating Decision Maker uses to evaluate segment profitability. Segment operating profit represents operating profit (a GAAP measure) adjusted to exclude restructuring costs, amortization of acquired intangible assets and other significant items of a nonoperational nature.

Free cash flow is a non-GAAP financial measure that represents net cash flows provided by continuing operating activities (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing Carrier’s ability to fund its activities, including the financing of acquisitions, debt service, repurchases of Carrier's common stock and distribution of earnings to shareowners. Orders are contractual commitments with customers to provide specified goods or services for an agreed upon price and may not be subject to penalty if cancelled.

Price/cost represents the combined impact of realized pricing, cost inflation and productivity actions, including manufacturing efficiencies, sourcing initiatives and certain productivity measures.

When Carrier provides our expectations for organic sales, adjusted operating profit (including on a segment basis), adjusted operating margin (including on a segment basis), adjusted effective tax rate, adjusted EPS, free cash flow, and interest expense, net on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, future restructuring costs, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

Carrier Global Corporation
Condensed Consolidated Statement of Operations

	(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per share amounts)	2026	2025	2026	2025
Net sales
Product sales	$5,634	$5,477	$10,301	$10,129
Service sales	717	636	1,391	1,202
Total Net sales	6,351	6,113	11,692	11,331
Costs and expenses
Cost of products sold	(4,081)	(3,867)	(7,672)	(7,225)
Cost of services sold	(542)	(477)	(1,048)	(892)
Research and development	(148)	(161)	(291)	(314)
Selling, general and administrative	(810)	(813)	(1,672)	(1,542)
Total Costs and expenses	(5,581)	(5,318)	(10,683)	(9,973)
Equity method investment net earnings	58	78	89	122
Other income (expense), net	(3)	30	(15)	52
Operating profit	825	903	1,083	1,532
Non-service pension benefit (expense)	1	—	2	1
Interest (expense) income, net	(105)	(91)	(195)	(173)
Earnings before income taxes	721	812	890	1,360
Income tax (expense) benefit	(180)	(162)	(84)	(273)
Earnings from continuing operations	541	650	806	1,087
Discontinued operations, net of tax	—	(17)	—	(17)
Net earnings (loss)	541	633	806	1,070
Less: Non-controlling interest in subsidiaries'	40	42	67	67
Net earnings (loss) attributable to common shareowners	$501	$591	$739	$1,003
Amounts attributable to common shareowners:
Continuing operations	$501	$608	$739	$1,020
Discontinued operations	—	(17)	—	(17)
Net earnings (loss) attributable to common shareowners	$501	$591	$739	$1,003
Earnings per share
Basic:
Continuing operations	$0.61	$0.71	$0.89	$1.18
Discontinued operations	—	(0.02)	—	(0.01)
Net earnings (loss)	$0.61	$0.69	$0.89	$1.17
Diluted:
Continuing operations	$0.60	$0.70	$0.88	$1.17
Discontinued operations	—	(0.02)	—	(0.02)
Net earnings (loss)	$0.60	$0.68	$0.88	$1.15
Weighted-average number of shares outstanding
Basic	828.1	854.9	831.5	860.8
Diluted	836.5	866.3	839.6	872.3

Carrier Global Corporation
Condensed Consolidated Balance Sheet

	(Unaudited)
(In millions)	June 30, 2026	December 31, 2025
Assets
Cash and cash equivalents	$1,344	$1,555
Accounts receivable, net	3,246	2,639
Inventories, net	2,759	2,483
Assets held for sale	815	592
Other current assets	1,250	1,264
Total current assets	9,414	8,533
Future income tax benefits	1,126	1,074
Fixed assets, net	3,162	3,165
Operating lease right-of-use assets	568	546
Intangible assets, net	5,756	6,326
Goodwill	15,267	15,501
Pension and post-retirement assets	61	56
Equity method investments	1,341	1,321
Other assets	677	668
Total Assets	$37,372	$37,190

Liabilities and Equity
Accounts payable	$3,216	$2,702
Accrued liabilities	3,963	3,774
Liabilities held for sale	414	170
Short-term borrowings and current portion of long-term debt	1,638	468
Total current liabilities	9,231	7,114
Long-term debt	10,314	11,365
Future pension and post-retirement obligations	185	192
Future income tax obligations	1,622	1,833
Operating lease liabilities	442	418
Other long-term liabilities	2,106	2,140
Total Liabilities	23,900	23,062

Equity
Common stock	10	10
Treasury stock	(7,550)	(6,795)
Additional paid-in capital	8,688	8,665
Retained earnings	12,536	12,193
Accumulated other comprehensive income (loss)	(537)	(269)
Non-controlling interest	325	324
Total Equity	13,472	14,128
Total Liabilities and Equity	$37,372	$37,190

Carrier Global Corporation
Condensed Consolidated Statement of Cash Flows
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2026	2025	2026	2025
Operating Activities
Net earnings (loss)	$541	$633	$806	$1,070
Discontinued operations, net of tax	—	17	—	17
Adjustments for non-cash items, net:
Depreciation and amortization	314	317	629	620
Deferred income tax provision	(63)	(89)	(242)	(158)
Stock-based compensation costs	12	21	33	44
Equity method investment net earnings	(58)	(78)	(89)	(122)
(Gain) loss on sale of investments and impairments, net	40	(12)	37	(17)
Changes in operating assets and liabilities
Accounts receivable, net	(142)	(340)	(651)	(702)
Inventories, net	(197)	(111)	(335)	(412)
Accounts payable and accrued liabilities	280	(103)	631	378
Distributions from equity method investments	39	4	51	81
Other operating activities, net	122	5	83	(47)
Net cash flows provided by (used in) continuing operating activities	888	264	953	752
Net cash flows provided by (used in) discontinued operating activities	39	385	53	380
Net cash flows provided by (used in) operating activities	927	649	1,006	1,132
Investing Activities
Capital expenditures	(117)	(81)	(211)	(144)
Investment in businesses, net of cash acquired	(31)	(49)	(54)	(61)
Dispositions of businesses	7	—	15	8
Settlement of derivative contracts, net	(29)	51	6	87
Other investing activities, net	—	(4)	9	(3)
Net cash flows provided by (used in) continuing investing activities	(170)	(83)	(235)	(113)
Net cash flows provided by (used in) discontinued investing activities	—	28	—	35
Net cash flows provided by (used in) investing activities	(170)	(55)	(235)	(78)
Financing Activities
Increase (decrease) in short-term borrowings, net	(10)	(8)	361	(57)
Issuance of long-term debt	17	6	39	15
Repayment of long-term debt	(41)	(3)	(57)	(1,208)
Repurchases of common stock	(439)	(340)	(745)	(1,628)
Dividends paid on common stock	(199)	(192)	(400)	(390)
Dividends paid to non-controlling interest	(64)	(9)	(65)	(9)
Other financing activities, net	(24)	(1)	(34)	(17)
Net cash flows provided by (used in) continuing financing activities	(760)	(547)	(901)	(3,294)
Net cash flows provided by (used in) discontinued financing activities	—	—	—	—
Net cash flows provided by (used in) financing activities	(760)	(547)	(901)	(3,294)
Effect of foreign exchange rate changes on cash and cash equivalents	3	51	(10)	68
Net increase (decrease) in cash and cash equivalents and restricted cash, including cash classified in current assets held for sale	—	98	(140)	(2,172)
Less: Change in cash balances classified as assets held for sale	27	—	70	—
Net increase (decrease) in cash and cash equivalents and restricted cash	(27)	98	(210)	(2,172)
Cash, cash equivalents and restricted cash, beginning of period	1,374	1,702	1,557	3,972
Cash, cash equivalents and restricted cash, end of period	1,347	1,800	1,347	1,800
Less: restricted cash	3	3	3	3
Cash and cash equivalents, end of period	$1,344	$1,797	$1,344	$1,797

Carrier Global Corporation
Segment Summary

	(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2026	2025	2026	2025
Segment net sales
Climate Solutions Americas	$3,372	$3,252	$5,873	$5,824
Climate Solutions Europe	1,324	1,253	2,617	2,422
Climate Solutions Asia Pacific, Middle East & Africa	917	882	1,751	1,708
Climate Solutions Transportation	738	726	1,451	1,377
Segment net sales	$6,351	$6,113	$11,692	$11,331

Segment operating profit
Climate Solutions Americas	$823	$879	$1,196	$1,449
Climate Solutions Europe	95	99	184	204
Climate Solutions Asia Pacific, Middle East & Africa	108	135	189	256
Climate Solutions Transportation	118	128	219	225
Segment operating profit	$1,144	$1,241	$1,788	$2,134

Segment operating margin
Climate Solutions Americas	24.4%	27.0%	20.4%	24.9%
Climate Solutions Europe	7.2%	7.9%	7.0%	8.4%
Climate Solutions Asia Pacific, Middle East & Africa	11.8%	15.3%	10.8%	15.0%
Climate Solutions Transportation	16.0%	17.6%	15.1%	16.3%

Components of Changes in Net Sales

Three Months Ended June 30, 2026 Compared with Three Months Ended June 30, 2025

	(Unaudited)
	Factors Contributing to Total % change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net	Other	Total
Climate Solutions Americas	4%	—%	—%	—%	4%
Climate Solutions Europe	3%	3%	—%	—%	6%
Climate Solutions Asia Pacific, Middle East & Africa	4%	—%	—%	—%	4%
Climate Solutions Transportation	—%	2%	—%	—%	2%
Consolidated	3%	1%	—%	—%	4%

Six Months Ended June 30, 2026 Compared with Six Months Ended June 30, 2025
	(Unaudited)
	Factors Contributing to Total % change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net	Other	Total
Climate Solutions Americas	1%	—%	—%	—%	1%
Climate Solutions Europe	1%	7%	—%	—%	8%
Climate Solutions Asia Pacific, Middle East & Africa	1%	1%	1%	—%	3%
Climate Solutions Transportation	2%	3%	—%	—%	5%
Consolidated	1%	2%	—%	—%	3%

Carrier Global Corporation
Reconciliations

	(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2026	2025	2026	2025
Reconciliation to Earnings before income taxes
Segment operating profit	$1,144	$1,241	$1,788	$2,134

Corporate and other	(49)	(75)	(99)	(120)
Restructuring costs	(8)	(47)	(116)	(55)
Amortization of acquired intangible assets	(213)	(214)	(426)	(415)
Acquisition/divestiture-related costs	(8)	(6)	(18)	(11)
Riello impairment	(46)	—	(46)	—
CCR gain	—	7	—	7
Other	5	(3)	—	(8)
Non-service pension (expense) benefit	1	—	2	1
Interest (expense) income, net	(105)	(91)	(195)	(173)

Earnings before income taxes	$721	$812	$890	$1,360

	(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2026	2025	2026	2025
Reconciliation of Segment operating profit to Adjusted operating profit
Climate Solutions Americas	$823	$879	$1,196	$1,449
Climate Solutions Europe	95	99	184	204
Climate Solutions Asia Pacific, Middle East & Africa	108	135	189	256
Climate Solutions Transportation	118	128	219	225
Segment operating profit	$1,144	$1,241	$1,788	$2,134
Corporate and other	(49)	(75)	(99)	(120)
Adjusted operating profit	$1,095	$1,166	$1,689	$2,014

Carrier Global Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results
Net Income, Earnings Per Share and Effective Tax Rate

	(Unaudited)
	Three Months Ended June 30, 2026				Six Months Ended June 30, 2026
(In millions, except per share amounts)	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
Net sales	$6,351	$—		$6,351	$11,692	$—		$11,692

Operating profit	$825	270	a	$1,095	$1,083	606	a	$1,689
Operating margin	13.0%			17.2%	9.3%			14.4%

Earnings before income taxes	$721	270	a	$991	$890	606	a	$1,496
Income tax (expense) benefit	$(180)	(50)	b	$(230)	$(84)	(142)	b	$(226)
Effective tax rate	25.0%			23.2%	9.4%			15.1%

Earnings from continuing operations attributable to common shareowners	$501	$220		$721	$739	$464		$1,203

Summary of Adjustments:
Restructuring costs		$8	a			$116	a
Amortization of acquired intangible assets		213	a			426	a
Acquisition/divestiture-related costs		8	a			18	a
Riello impairment		46	a			46	a
Other		(5)	a			—	a
Total adjustments		$270				$606

Tax effect on adjustments above		$(50)				$(142)
Total tax adjustments		$(50)	b			$(142)	b

Diluted shares outstanding	836.5			836.5	839.6			839.6

Diluted earnings per share:
Continuing operations	$0.60			$0.86	$0.88			$1.43

Carrier Global Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results
Net Income, Earnings Per Share and Effective Tax Rate

	(Unaudited)
	Three Months Ended June 30, 2025				Six Months Ended June 30, 2025
(In millions, except per share amounts)	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
Net sales	$6,113	$—		$6,113	$11,331	$—		$11,331

Operating profit	$903	263	a	$1,166	$1,532	482	a	$2,014
Operating margin	14.8%			19.1%	13.5%			17.8%

Earnings before income taxes	$812	263	a	$1,075	$1,360	482	a	$1,842
Income tax (expense) benefit	$(162)	(75)	b	$(237)	$(273)	(133)	b	$(406)
Effective tax rate	20.0%			22.1%	20.1%			22.1%

Earnings from continuing operations attributable to common shareowners	$608	$188		$796	$1,020	$349		$1,369

Summary of Adjustments:
Restructuring costs		$47	a			55	a
Amortization of acquired intangible assets		214	a			$415	a
Acquisition/divestiture-related costs		6	a			11	a
CCR gain		(7)	a			(7)	a
Other		3	a			8	a
Total adjustments		$263				$482

Tax effect on adjustments above		$(69)				$(127)
Tax specific adjustments		(6)				(6)
Total tax adjustments		$(75)	b			$(133)	b

Diluted shares outstanding	866.3			866.3	872.3			872.3

Diluted earnings per share:
Continuing operations	$0.70			$0.92	$1.17			$1.57

Free Cash Flow Reconciliation

	(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2026	2025	2026	2025
Net cash flows provided by operating activities	$927	$649	$1,006	$1,132
Less: Capital expenditures	(117)	(81)	(211)	(144)
Free cash flow	$810	$568	$795	$988

Net Debt Reconciliation

	(Unaudited)
(In millions)	June 30, 2026	December 31, 2025
Long-term debt	$10,314	$11,365
Short-term borrowings and current portion of long-term debt	1,638	468
Less: Cash and cash equivalents	1,344	1,555
Net debt	$10,608	$10,278